Exhibit 10.3

Lock-Up Agreement
October 15, 2015

CVSL Inc.
2400 N. Dallas Parkway, Suite 230
Dallas, Texas 75093

Gentlemen:
This Lock-Up Agreement is being delivered to you in connection with the shares of common stock, $0.0001 par value per share (“Common Stock”) of CVSL Inc., a Florida corporation (“CVSL”), owned by Robert Way (“Shareholder”), who currently owns a total of 732,236 shares of Common Stock (the “Lock-Up Shares”). The Lock-Up Shares were acquired in exchange for the shares in the capital of Stanley House Distribution Limited owned by the Shareholder pursuant to the terms of a Share Purchase Agreement (“SPA”) referenced herein, and of even date hereof, between CVSL, Trillium Pond AG and the Sellers listed in Part 3 of Schedule 1 thereto, which Sellers include the Shareholder. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the SPA.
Shareholder agrees that, with respect to each Lock-Up Share, for the period beginning on the date of this letter and extending until 11:59 AM (Central Standard Time (US)) on the date which is twelve (12) months from the date of this letter (the “Lock-Up Period”), he will not, without the prior written consent of CVSL, directly or indirectly (i) sell, assign, or transfer, offer to sell, assign, or transfer, contract or agree to sell, assign, or transfer, lend, hypothecate, pledge, encumber, grant any option or right to purchase or otherwise dispose of or agree to dispose of; or file (or participate in the filing of) a registration statement with the Securities and Exchange Commission (the “Commission”) in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder (the “Exchange Act”) with respect to such Lock-Up Share, (ii) enter into any swap or other arrangement that transfers to one or more other persons or entities, in whole or in part, any of the economic consequences of ownership of such the Lock-Up Share, whether any such transaction is to be settled by delivery of shares of Common Stock or other securities, in cash or otherwise, or (iii) publicly announce an intention to effect any transaction specified in clause (i) or clause (ii). After the expiry of the Lock-Up Period and subject to the terms of next paragraph, the Shareholder may liquidate a maximum number of Lock-Up Shares for which the Lock-Up Period has expired equal to the greater of (a) ten per cent (10%) of the aggregate previous fiscal quarter’s average daily trading volume per day of all shares of common stock of CVSL and (b) 15,000 (fifteen thousand) Lock-Up Shares per day (“Leak-out Limit”). Notwithstanding anything to the contrary in the immediately preceding sentence or otherwise herein, but subject to the immediately following sentence, in no event may the Shareholder ever liquidate in any day an amount of Lock-Up Shares which exceed twenty per cent (20%) of the aggregate previous fiscal quarter’s average daily trading volume per day of all shares of common stock of CVSL without CVSL’s prior written consent. Shareholder may carry-over any amount of Lock-Up Shares that are not liquidated in any prior day to the next day during the same week (through Friday of such week); however no Lock-Up Shares may be accrued and carried over to the following week.
The immediately preceding paragraph shall not apply to (i) transfers of Lock-Up Shares to any member of the immediate family of the undersigned, or to any trust for the direct or indirect benefit of the undersigned and/or the immediate family of the undersigned, or (ii) transfers of Lock-Up Shares to a corporation, partnership, limited liability company, or other entity that controls or is controlled by, or is under common control with, the Shareholder, or is wholly-owned by the Shareholder and/or by members of the immediate family of the Shareholder, provided that in the case of any such transfer, the transferee shall sign and deliver an agreement substantially in the form of this letter. Further, and subject to the paragraph below, the immediately preceding paragraph shall not prevent the Holder or its assignees from (i) transferring Common Stock to a bona-fide, third party institutional investor in an arm’s length transaction, or (ii) tendering Common Stock in a bona-fide, third-party tender offer or a tender offer conducted by CVSL, or from receiving, in any third-party acquisition of CVSL effected by way of a merger or consolidation of CVSL with or into any third party, or a similar transaction, the same consideration for each share of Common Stock as is received by other CVSL shareholders for their shares of Common Stock.
Before the Holder may make any transfer of Common Stock pursuant to the second sentence of the immediately preceding paragraph, the Holder shall provide CVSL written notice, including all material terms of an anticipated transfer, and allow CVSL five (5) business days from receipt of such notice to notify the Holder whether or not CVSL will purchase the Common Stock on the terms provided in the written notice (the “Offer Notice”). If, in the five (5) business day period CVSL chooses not to purchase the Common Stock at the terms proposed by the Holder in the Offer Notice, or fails to state whether or not CVSL will purchase the Common Stock at the proposed terms in the Offer Notice, the Holder shall have ten (10) business days to complete the transfer of Common Stock to a bona-fide third-party investor at the same terms as proposed to CVSL in the Offer Notice. If the Holder does not complete the transfer of the Common Stock offered in the Offer Notice within the ten (10) business day period, and/or has any variation in the terms of in the Offer Notice provided to CVSL, the Holder must give a written updated notice (“Update Notice”) to CVSL of the anticipated transfer which shall include any and all information on timing and terms of the proposal. The Holder shall then allow CVSL 48 hours from its receipt of the Update Notice to notify the Holder whether or not CVSL will purchase the Common Stock on the terms provided in the most recent Update Notice provided to CVSL. If, in the 48 hour period CVSL chooses not to purchase the Common Stock at the terms proposed by the Holder in the Update Notice, or fails to state whether or not CVSL will purchase the Common Stock at the proposed terms in the Update Notice, the Holder shall have ten (10) more business days to complete the transfer of Common Stock to a bona-fide third-party investor at the same terms as proposed to CVSL in the most recent Update Notice. The above sequence of events shall apply to any proposed transfer from the Holder in accordance with the second sentence of the immediately preceding paragraph and shall continue as long as the Holder is attempting to make the transfer.
For the avoidance of doubt, this Lock-Up Agreement shall not apply to, or restrict in any way the transfer of, any CVSL Shares that may be issued to the Shareholder or his assigns upon conversion of, or otherwise pursuant to the terms of, the Convertible Note issued to the Shareholder pursuant to the SPA.
Shareholder hereby authorizes CVSL and its transfer agent, during the Lock-Up Period, to place stop-transfer restrictions on the stock register and other records relating to the Lock-Up Shares and to decline or refuse any transfer of any of the Lock-Up Shares that would constitute a breach or violation of the terms or conditions of this Lock-Up Agreement. In addition, in the event of a violation of the terms in respect of the Lock-Up Period, the amount of Lock-up Shares applicable to the event giving rise to such violation shall be forfeited, provided that, if the amount of Lock-up Shares held by the Shareholder is less than the amount of such applicable Lock-up Shares, Shareholder shall forfeit all remaining Lock-up Shares then held. The Shareholder agrees that the foregoing provisions are reasonable.
Shareholder hereby represents and warrants that it has full power and authority to enter into this Lock-Up Agreement and that, upon request, it will execute any additional documents necessary to ensure the validity or enforcement of this Lock-Up Agreement. All authority herein conferred or agreed to be conferred, and all obligations of Shareholder herein, are irrevocable and shall be binding upon the successors and assigns of Shareholder.
This Lock-Up Agreement shall be governed by, enforced under, and construed in accordance with the internal laws of the State of Texas.
Yours very truly,

Signature: /s/ Robert Way
Name: Robert Way
Accepted and agreed:
CVSL INC.
By:    /s/ John Rochon, Jr.
William John Phillip Rochon, Chief Financial Officer

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